UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CUTTER & BUCK INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1474587
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

701 North 34th Street, Suite 400 Seattle, Washington 98103	Ernest R. Johnson 701 North 34th Street, Suite 400 Seattle, Washington 98103 (206) 622-4191
(Address of Principal Executive Offices, including zip code)	(Name, address and telephone number, including area code, of agent for service)

Cutter & Buck Inc. 1995 Employee Stock Option Plan

Cutter & Buck Inc. 1995 Non-Employee Director Stock Incentive Plan

Cutter & Buck Inc. 1997 Stock Incentive Plan

Cutter & Buck Inc. 1999 Non-Employee Director Stock Incentive Plan

Cutter & Buck Inc. 2000 Stock Incentive Plan

Cutter & Buck Inc. 2000 Transition Stock Incentive Plan for Officers

Cutter & Buck Inc. 2000 Transition Stock Incentive Plan for Non-Officers

Ernest R. Johnson Stock Option Agreement

William B. Swint Stock Option Agreement

(Full Title of Plans)

Copies to:

Gregory L. Anderson

William W. Lin

Lane Powell PC

1420 Fifth Avenue, Suite 4100

Seattle, Washington 98101-2338

EXPLANATORY NOTE

POST-EFFECTIVE AMENDMENT NO. 1

On November 2, 2005, Cutter & Buck Inc. (the “Registrant” or “Company”), a Washington corporation, filed a Registration Statement on Form S-8 (File No. 333-129399) (the “Registration Statement”) with the Securities & Exchange Commission to register an aggregate of 139,483 shares of its common stock, no par value (the “Common Stock”), issuable to directors, officers, employees, and consultants of the Company under the Cutter & Buck Inc. 1995 Employee Stock Option Plan, Cutter & Buck Inc. 1995 Non-Employee Director Stock Incentive Plan, Cutter & Buck Inc. 1997 Stock Incentive Plan, Cutter & Buck Inc. 1999 Non-Employee Director Stock Incentive Plan, Cutter & Buck Inc. 2000 Stock Incentive Plan, Cutter & Buck Inc. 2000 Transition Stock Incentive Plan for Officers, Cutter & Buck Inc. 2000 Transition Stock Incentive Plan for Non-Officers, Ernest R. Johnson Stock Option Agreement and the William B. Swint Stock Option Agreement.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment) to correct an error in the Registration Statement regarding the number of shares to be registered under the Cutter & Buck Inc. 1997 Stock Incentive Plan. This Post-Effective Amendment reduces the number of shares registered under the 1997 Stock Incentive Plan from 19,944 shares to 17,729 shares and reduces the proposed maximum aggregate offering price under the 1997 Stock Incentive Plan from $256,480 to $227,995.  Accordingly, the aggregate number of shares registered under the Registration Statement is reduced from 139,483 shares to 137,268 shares.  The contents of the Registration Statement are hereby incorporated by reference into this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit
Number	Description

5.1	Opinion of Lane Powell PC regarding the legality of the Common Stock being registered

10.1*	Cutter & Buck Inc. 1995 Employee Stock Option Plan, as amended and restated as of October 19, 2005

10.2*	Cutter & Buck Inc. 1995 Non-Employee Director Stock Incentive Plan

10.3	Cutter & Buck Inc. 1997 Stock Incentive Plan, as amended and restated as of October 19, 2005

10.4*	Cutter & Buck Inc. 1999 Non-Employee Director Stock Incentive Plan

10.5*	Cutter & Buck Inc. 2000 Stock Incentive Plan

10.6*	Cutter & Buck 2000 Transition Stock Incentive Plan for Officers, as amended and restated as of October 19, 2005

10.7*	Cutter & Buck 2000 Transition Stock Incentive Plan for Non-Officers, as amended and restated as of October 19, 2005

10.8*	Ernest R. Johnson Stock Option Agreement, as amended and restated as of October 19, 2005

10.9*	William B. Swint Stock Option Agreement, as amended and restated as of October 19, 2005

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lane Powell PC (included in opinion filed as Exhibit 5.1)

24.1*	Power of Attorney

* Previously filed on Registration Statement on Form S-8 on November 2, 2005 (File No. 333-129399), to which this Post-Effective Amendment No. 1 relates and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 8th day of December, 2005.

CUTTER & BUCK INC.

/s/ JOHN T. WYATT
By:	John T. Wyatt
Its:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of December, 2005.

SIGNATURE	TITLE

*	Chairman of the Board and Director
Douglas G. Southern

/s/ JOHN T. WYATT	Chief Executive Officer, President and Director
John T. Wyatt	(Principal Executive Officer)

*	Chief Financial Officer, Senior Vice President and Corporate
Ernest R. Johnson	Secretary
(Principal Financial and Accounting Officer)

*	Director
Henry L. Kotkins, Jr.

*	Director
Larry C. Mounger

*	Director
Whitney R. Tilson

*	Director
James C. Towne

* By:	/s/ JOHN T. WYATT
John T. Wyatt, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Lane Powell PC regarding the legality of the Common Stock being registered

10.1*	Cutter & Buck Inc. 1995 Employee Stock Option Plan, as amended and restated as of October 19, 2005

10.2*	Cutter & Buck Inc. 1995 Non-Employee Director Stock Incentive Plan

10.3	Cutter & Buck Inc. 1997 Stock Incentive Plan, as amended and restated as of October 19, 2005

10.4*	Cutter & Buck Inc. 1999 Non-Employee Director Stock Incentive Plan

10.5*	Cutter & Buck Inc. 2000 Stock Incentive Plan

10.6*	Cutter & Buck 2000 Transition Stock Incentive Plan for Officers, as amended and restated as of October 19, 2005

10.7*	Cutter & Buck 2000 Transition Stock Incentive Plan for Non-Officers, as amended and restated as of October 19, 2005

10.8*	Ernest R. Johnson Stock Option Agreement, as amended and restated as of October 19, 2005

10.9*	William B. Swint Stock Option Agreement, as amended and restated as of October 19, 2005

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lane Powell PC (included in opinion filed as Exhibit 5.1)

24.1*	Power of Attorney

* Previously filed on Registration Statement on Form S-8 on November 2, 2005 (File No. 333-129399), to which this Post-Effective Amendment No. 1 relates and incorporated herein by reference.